Exhibit j







     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated November 16, 2005, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-18505 and 811-09160) of AllianceBernstein High Yield Fund, Inc.





                                         ERNST & YOUNG LLP


New York, New York
January 25, 2006